Exhibit 1.1





                                 EXECUTION COPY

                                 $1,000,000,000

                        IMC HOME EQUITY LOAN TRUST 1998-3

                 IMC Home Equity Loan Pass-Through Certificates,
                                  Series 1998-3

                             UNDERWRITING AGREEMENT

                                                                   May 29, 1998


PAINEWEBBER INCORPORATED
As representative of the several underwriters
1285 Avenue of the Americas
New York, New York  10019
Dear Sirs:

         IMC Securities, Inc. (the "Depositor"), a Delaware corporation, has authorized the issuance and sale of IMC Home Equity Loan Pass-Through Certificates, Series 1998-3 consisting of (a) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class A-8 Certificates, the Class A-9I0 Certificates (collectively, the "Class A Certificates") and (b) a residual class of Certificates with respect to each REMIC held by the Trust. The Class A Certificates are collectively referred to as the "Offered Certificates".

         The Certificates represent an undivided ownership interest in a pool of fixed rate home equity loans (the "Home Equity Loans") held by IMC Home Equity Loan Trust 1998-3 (the "Trust"). The Certificates will represent undivided ownership interests in the Home Equity Loans, which are secured by first and second lien mortgages or deeds of trust primarily on one- to four-family residential properties.

         Only the Offered Certificates are being purchased by the Underwriters named in Schedule A hereto (the "Underwriters"), and the Underwriters are purchasing, severally, only the Offered Certificates set forth opposite their names in Schedule A, except that the amounts purchased by the Underwriters may change in accordance with Section 10 of this Agreement. PaineWebber Incorporated (the "Representative") is acting for itself and as representative of the other Underwriters.

         The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1998 among the Depositor, IMC Mortgage Company ("IMC"), as seller and as servicer (in such capacity, the "Servicer" or


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the "Seller," as the case may be), and The Chase Manhattan Bank, as trustee (the
"Trustee"). The Offered Certificates will evidence fractional undivided interests in the trust (the "Trust"). The Trust assets (not all of which will be included in the REMIC elections), will initially include among other things, a pool of fixed rate Home Equity Loans (the "Initial Home Equity Loans"), and such amounts as may be held by the Trustee in the Pre-Funding Account (the "Pre-Funding Account"), the Capitalized Interest Account (the "Capitalized Interest Account") and any other accounts held by the Trustee for the Trust. On the Closing Date, approximately $250,000,000 will be deposited in the name of the Trustee in the Pre-Funding Account. It is intended that additional Home Equity Loans satisfying the criteria specified in the Pooling and Servicing Agreement (the "Subsequent Home Equity Loans") will be purchased by the Trust for inclusion in the Trust from the Depositor from time to time on or before August 15, 1998 from funds on deposit in the Pre-Funding Account. Funds in the Capitalized Interest Account will be applied by the Trustee to cover shortfalls in interest during the Funding Period (as described herein under "Pre-Funding Account") on the Offered Certificates attributable to the provisions allowing for purchase of Subsequent Home Equity Loans after the Cut-Off date. The Offered Certificates will initially represent an undivided ownership interest in the sum of (i) the Initial Home Equity Loans in an amount of approximately $750,000,000 as of the close of business on June 1, 1998 (the "Cut-Off Date") and (ii) the amount on deposit in the Pre-Funding Account. Each Class of Offered Certificates will also have the benefit of an insurance policy (the "Insurance Policy") issued by Financial Security Assurance Inc., a monoline insurance company (the "Certificate Insurer"). The Insurance Policy will be issued pursuant to the insurance and indemnity agreement (the "Insurance Agreement") among the Certificate Insurer, the Depositor and IMC. The Certificate Insurer, IMC and the Underwriters also will enter into an Indemnification Agreement, dated as of June 1, 1998 (the "Indemnification Agreement"). A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement
(hereinafter defined).

         The Certificates are more fully described in a Registration Statement which the Depositor has furnished to the Underwriters. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

         Pursuant to Section 3.05 of the Pooling and Servicing Agreement and concurrently with the execution thereof, IMC will transfer to the Depositor and the Depositor will transfer to the Trust all of its right, title and interest in and to the unpaid principal balances of the Initial Home Equity Loans as of the Cut-Off Date and the collateral securing each Initial Home Equity Loan.

         SECTION 1 Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with the Underwriters that:


         A. A Registration Statement on Form S-3 (No. 333-48429) has (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the


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         "Commission") thereunder, (ii) been filed with the Commission under the
         Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; and "Basic Prospectus" means such final prospectus dated May 29, 1998; and "Prospectus Supplement" means the final prospectus supplement relating to the Offered Certificates, to be filed with the Commission pursuant to paragraph (2), (3) or (5) of Rule 424(b) of the Rules and Regulations. "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus, and incorporated by reference in the Prospectus and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities
         Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement other than such documents or materials, if any, as any Underwriter delivers to the Depositor pursuant to Section 4(B) hereof for filing on Form 8-K. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

         B. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date, and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the


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         Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by the Underwriters expressly for use therein. The only information furnished by the Underwriters or on behalf of the Underwriters for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(I) hereof.

         C. The documents incorporated by reference to the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation is made as to documents deemed to be incorporated by reference in the Prospectus as the result of filing a Form 8-K at the request of the Underwriters except to the extent such documents reflect information furnished by the Depositor to the Underwriters for the purpose of preparing such documents.

         D. Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

         E. The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement or any Subsequent Transfer Agreement and to cause the Certificates to be issued.

         F. There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before or threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) asserting the invalidity of this Agreement, the


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         Pooling and Servicing Agreement, the Certificates, the Insurance
         Agreement or any Subsequent Transfer Agreement, (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by the Pooling and Servicing Agreement, this Agreement, the Insurance Agreement or any Subsequent Transfer Agreement, as the case may be, or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, this Agreement, the Certificates, the Insurance Agreement or any Subsequent Transfer Agreement.

         G. This Agreement has been, and the Pooling and Servicing Agreement, the Insurance Agreement and each Subsequent Transfer Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and the Pooling and Servicing Agreement and the Insurance Agreement when executed and delivered as contemplated herein, will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement or the Insurance Agreement limitations of public policy under applicable securities laws.

         H. The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and any Subsequent Transfer Agreement by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor.

         I. The Depositor has no reason to believe that Coopers & Lybrand L.L.P. are not independent public accountants with respect to the Depositor as required by the Securities Act and the Rules and Regulations.

         J. The direction by the Depositor to the Trustee to execute, authenticate, issue and deliver the Certificates has been duly authorized by the Depositor, and assuming the Trustee has been duly authorized to do so, when executed, authenticated, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

         K. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Offered Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and any Subsequent Transfer Agreement except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters or as have been obtained.

         L. The Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate State, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Depositor has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Depositor would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

         M. At the time of execution and delivery of the Pooling and Servicing Agreement, the Depositor will: (i) have good title to the Initial Home Equity Loans conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any person any of its right or title in the Initial Home Equity Loans, in the Pooling and Servicing Agreement or in the Certificates being issued pursuant thereto; and (iii) have the power and authority to sell its interest in the Initial Home Equity Loans to the Trustee and to sell the Offered Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will acquire beneficial ownership of all of the Depositor's right, title and interest in and to the Home Equity Loans. Upon delivery to the Underwriters of the Offered Certificates, the Underwriters will have good title to the Offered Certificates, free of any Liens.

         N. At the time of execution and delivery of any Subsequent Transfer Agreement, the Depositor will: (i) have good title in the Subsequent Home Equity Loans conveyed by the Seller, free and clear of any Liens;
         (ii) not have assigned to any person any of its right or title in the Subsequent Home Equity Loans, in the Pooling and Servicing Agreement or in the Certificates being issued pursuant


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         thereto; and (iii) have the power and authority to sell the Subsequent
         Home Equity Loans to the Trustee. Upon execution and delivery of the Subsequent Transfer Agreement by the Trustee, the Trustee will acquire beneficial ownership of all of the Depositor's right, title and interest in and to the Subsequent Home Equity Loans.

         O. As of the Cut-Off Date, each of the Initial Home Equity Loans will meet the eligibility criteria described in the Prospectus and will conform to the descriptions thereof contained in the Prospectus.

         P. As of any Subsequent Transfer Date, each of the Subsequent Home Equity Loans will meet the eligibility criteria described in the Prospectus and will conform to the descriptions thereof contained in the Prospectus.

         Q. Neither the Depositor nor the Trust created by the Pooling and Servicing Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

         R. At the Closing Date, the Offered Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

         S. At the Closing Date, the Offered Certificates shall have been rated in the respective rating categories by the nationally recognized rating agencies, as described in the Prospectus Supplement under "Ratings".

         T. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, and the Certificates have been paid or will be paid at or prior to the Closing Date.

         U. At the Closing Date, each of the representations and warranties of the Depositor set forth in the Pooling and Servicing Agreement and the Insurance Agreement will be true and correct in all material respects.


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         Any certificate signed by an officer of the Depositor and delivered to an Underwriter or counsel for the Underwriters in connection with an offering of the Offered Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

         SECTION 2 Purchase and Sale. The commitment of the Underwriters to purchase the Offered Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Trustee to issue the Offered Certificates and agrees to sell to each Underwriter, and each Underwriter agrees (except as provided in Sections 10 and 11 hereof) severally and not jointly to purchase from the Depositor the aggregate initial principal amounts or percentage interests of the respective Class or Classes of Offered Certificates set forth opposite their names on Schedule A, at the purchase price or prices set forth in Schedule A. The Underwriters may offer the Offered Certificates to certain dealers at such prices less a concession not in excess of the respective amounts set forth in Schedule A. The Underwriters may allow and such dealers may reallow a discount to certain dealers not in excess of the respective amounts set forth in Schedule A.

         SECTION 3 Delivery and Payment. Delivery of and payment for the Offered Certificates to be purchased by the Underwriters shall be made at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, or at such other place as shall be agreed upon by the Representative and the Depositor at 10:00 A.M. New York City time on June 10, 1998, or at such other time or date as shall be agreed upon in writing by the Representative and the Depositor (such date being referred to as the "Closing Date"). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Offered Certificates shall be made to the Representative for the accounts of the applicable Underwriters against payment of the purchase price thereof. The Certificates shall be in such authorized denominations and registered in such names as the Representative may request in writing at least two business days prior to the Closing Date. The Offered Certificates will be made available for examination by the Representative no later than 2:00 P.M. New York City time on the first business day prior to the Closing Date.

         SECTION 4 Offering by the Underwriters.

         A. It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus.

         B. It is understood that each Underwriter may prepare and provide to prospective investors certain Computational Materials and ABS Term Sheets in connection with the offering of the Offered Certificates, subject to the following conditions:


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                  1. In connection with its use of Computational Materials, the applicable Underwriter shall comply with all applicable requirements of the No-Action Letter, dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Division of Corporation Finance of the Commission in response to the request of the Public Securities Association ("PSA"), dated May 23, 1994 (collectively, the "Kidder/PSA Letters"), as well as the PSA Letter referred to below. In connection with its use of ABS Term Sheets, the applicable Underwriter shall comply with all applicable requirements of the No-Action Letter dated February 17, 1995, issued by the Division of Corporation Finance of the Commission to PSA (the "PSA Letter" and, together with the Kidder/PSA Letters, the "No-Action Letters").

                  2. The term "Computational Materials" as used herein shall have the meaning given to such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the applicable Underwriter. The terms "ABS Term Sheets," "Collateral Term Sheets" and "Structural Term Sheets" as used herein shall have the meanings given to such terms in the PSA Letter, but shall include only those ABS Term Sheets, Collateral Term Sheets or Structural Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the applicable Underwriter.

                  3. All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letter shall bear a legend in a form previously agreed upon by the Depositor and the applicable Underwriter.

                  4. Any Computational Materials and ABS Term Sheets are subject to review by and approval of the Depositor prior to their distribution to any prospective investors and a copy of such Computational Materials and ABS Term Sheets as are delivered to prospective investors shall, in addition to the following delivery requirements, be delivered to the Depositor simultaneously with delivery to prospective investors.

                  5. Each applicable Underwriter shall provide to the Depositor, for filing on Form 8-K as provided in Section 5(E), two printed copies and one electronic copy on diskette (in such format as required by the Depositor) of all Computational Materials and ABS Term Sheets distributed by such Underwriter and that are required to be filed with the Commission pursuant to the No-Action Letters. Each delivery of Computational Materials or ABS Term Sheets to the Depositor pursuant to this paragraph shall be effected by delivering one printed copy and one electronic copy on diskette of such materials to counsel for the Depositor on behalf of the


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         Depositor and one printed copy of such materials to the Depositor. An
         Underwriter may provide copies of the foregoing in a consolidated or aggregate form that includes all information required to be filed by such Underwriter. All Computational Materials and ABS Term Sheets described in this Section must be provided to the Depositor no later than 10:00 a.m., New York time, on the Business Day before the date on which filing thereof is required pursuant to the terms of this Agreement. Each Underwriter agrees that it will not provide to any investor or prospective investor of the Offered Certificates any Computational Materials or ABS Terms Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Depositor pursuant to this Section (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Depositor in accordance with this Section for filing pursuant to
         Section 5(E), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

                  6. All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodolgy and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed contain any material error, to the extent the Prospective Supplement does not specifically correct such error, the Underwriters shall prepare revised corrected Computational Materials or ABS Term Sheets, as the case maybe, circulate such revised Computational Materials or ABS Term Sheets, as the case may be, to all recipients of the preliminary versions thereof that indicated orally to the Underwriter that they would purchase all or any portion of the Offered Certificates and include such revised Computational Materials or ABS Term Sheets (marked "as revised") in the materials delivered to the Depositor pursuant to Section 4(B)(5) hereof.

                  7. The Depositor shall not be obligated to file any Computational Materials or ABS Term sheets that (i) in the reasonable determination of the Depositor and the Underwriters and their respective counsel are not required to be filed pursuant to the No-Action Letters or (ii) have been determined to contain any material error; provided that, at the request of an Underwriter, the Depositor will file Computational Materials or ABS Term Sheets that contain a material error if clearly marked "superseded by materials dated __________" and accompanied by corrected Computational Materials or ABS Term sheets that are marked "material previously dated _________, as corrected.".

         C. Each Underwriter represents and warrants and agrees with the Depositor that, as of the date hereof and the Closing Date, (i) the Computational Materials and ABS Term Sheets furnished to the Depositor pursuant to Section 4(B)(5) constitute


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         (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by the Underwriter prior to the time of delivery thereof to the Depositor that are required to be filed with the Commission with respect to the Offered Certificates in accordance with the No-Action Letters, and such Computational Materials and ABS Term Sheets comply with the requirements of the No-Action Letters, (ii) the Underwriter has not and will not represent to potential investors that any Computational Materials or ABS Term Sheets were prepared or disseminated on behalf of the Depositor, and
         (iii) all Computational Materials and ABS Term Sheets (or underlying materials distributed to prospective investors on which the Computational Materials and ABS Term Sheets were based) contained and will contain the legend in the form previously agreed upon by the Depositor and the Underwriters as required by Section 4(B)(3) hereof.

         Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials or ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials or ABS Term Sheets are based) included or will include any inaccurate statement resulting directly from any error contained in the Seller-Provided Information provided to the Underwriters by the Depositor.

         D. If an Underwriter does not provide any Computational Materials or ABS Term Sheets to the Depositor pursuant to Section 4(B)(4), the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Offered Certificates that is required to be filed with the Commission in accordance with the No-Action Letters.

         SECTION 5 Covenants of the Depositor and IMC. The Depositor and, to the extent the provisions of Section 5 (I) below relate to IMC, IMC each agrees as follows:

         A. To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the availability of the Prospectus to the Underwriters to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the Closing Date or any supplement to the Prospectus or any amended Prospectus has been filed prior to the Closing Date and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Certificates; to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

         B. To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

         C. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Offered Certificates, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon the Underwriters' request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required to deliver a Prospectus in connection with sales of any of the Offered Certificates at any time nine months or more after the Effective Time, upon the request of the Underwriters but at their expense, the Depositor shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

         D. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Underwriters, be required by the Securities Act or requested by the Commission.

         E. The Depositor will cause any Computational Materials and ABS Term Sheets with respect to the Offered Certificates which are delivered by any Underwriter to the Depositor as provided in Section 4(B)(5) to be filed with the Commission on a Current Report on Form 8-K at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act; to cause any ABS Term Sheets with respect to the Certificates that are delivered to the Depositor as provided in Section 4(B)(5) to be filed with the Commission on one or more Current Reports on Form 8-K (i) at or before the time of filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations in the case of Structural Term Sheets, and (ii) within two Business Days of first use in the case of Collateral Term Sheets. Prior to any such filing of Computational Materials or ABS Term Sheets (other than any Collateral Term Sheets that are not based on Home Equity Loan information provided to the Underwriters by the Depositor) by the Depositor, however, the applicable Underwriter must comply with its obligations pursuant to
         Section 4(B) and the Depositor must receive a letter from independent, certified public accountants, satisfactory in form and substance to the Depositor, the Depositor's counsel and the applicable Underwriter, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Depositor and the applicable Underwriter, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by such Underwriter to the Depositor for filing on Form 8-K, as provided in Section 4(B) and this Section 5(E), is accurate except as to such matters that are not deemed by the Depositor to be material. The Depositor shall file any corrected Computational Materials or ABS Term Sheets described in Section 4(B)(7) as soon as practicable following receipt thereof.

         F. To furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Underwriters for the filing of the following documents relating to the
         Certificates: (i) amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, or (ii) Prospectus pursuant to Rule 424 of the Rules and Regulations.

         G. To make generally available to holders of the Offered Certificates as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, a statement of earnings of the Trust (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Depositor, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

         H. To use its best efforts, in cooperation with the Underwriters, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriters may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered Certificates. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been so qualified.

         I. Unless the Underwriters shall otherwise have given their written consent, no pass-through certificates backed by home equity loans or other similar securities representing interest in or secured by other mortgage-related assets originated or owned by the Depositor or IMC shall be publicly offered, sold nor shall the Depositor or IMC enter into any contractual arrangements that contemplate the public offering or sale of such securities for a period of seven (7) business days following the commencement of the offering of the Offered Certificates to the public.

         J. So long as the Offered Certificates shall be outstanding the Depositor shall cause the Trustee, pursuant to the Pooling and Servicing Agreement, to deliver to the Underwriters as soon as such statements are furnished to the Owners: (i) the annual statement as to compliance delivered to the Trustee pursuant to Section 8.16 of the Pooling and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to
         Section 8.17 of the Pooling and Servicing Agreement; (iii) the monthly servicing report furnished to the Trustee pursuant to Section 7.08 of the Pooling and Servicing Agreement; and (iv) the monthly reports furnished to the Certificateholders pursuant to Section 7.09 of the Pooling and Servicing Agreement.

         K. To apply the net proceeds from the sale of the Offered Certificates in the manner set forth in the Prospectus.

         SECTION 6 Conditions to the Underwriters' Obligations. The obligations of the Underwriters to purchase the Offered Certificates pursuant to this Agreement are subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Depositor and IMC herein contained; (ii) the performance by the Depositor of all of its obligations hereunder; and (iii) the following conditions as of the Closing Date:

         A. The Underwriters shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

         B. The Underwriters shall not have discovered and disclosed to the Depositor on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Stroock & Stroock & Lavan LLP, counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         C. All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Certificates, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to the Underwriters and their counsel, and the Depositor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         D. Arter & Hadden LLP shall have furnished to the Underwriters their written opinion, as counsel to the Depositor, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                  1. The conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

                  2. The Registration Statement and any amendments thereto have become effective under the Securities Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations.

                  3. To the best of such counsel's knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                  4. The statements set forth in the Basic Prospectus under the captions "Description of The Securities" and "The Pooling and Servicing Agreement" and in the Prospectus Supplement under the captions "Description of the Class A Certificates" and "The Pooling and Servicing Agreement," to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

                  5. The statements set forth in the Prospectus and the Prospectus Supplement under the captions "ERISA
                  Considerations" and "Federal Income Tax Consequences" to the extent that they constitute matters of federal law, provide a fair and accurate summary of such law or conclusions.

                  6. The Pooling and Servicing Agreement conforms in all material respects to the description thereof contained in the Prospectus and is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the Investment Company Act of 1940, as amended.

                  7. Neither the Depositor nor the Trust is an "investment company" or under the "control" of an "investment company" as such terms are defined in the 1940 Act.

                  8. Assuming that (a) the Trustee causes each of the Upper-Tier REMIC and the Lower-Tier REMIC (other than the Non-REMIC Accounts, as defined in the Prospectus Supplement), as the Trustee has covenanted to do in the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" (the "REMIC"), as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code") and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, the Offered Certificates will be treated as "regular interests" in the Upper-Tier REMIC and the Class R Certificates will constitute the sole class of "residual interest" in the Upper-Tier REMIC. The Trust is not subject to tax upon its income or assets by any taxing authority of the State of New York.

                  9. To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending that would adversely affect the status of either the Upper-Tier REMIC or the Lower-Tier REMIC (other than the Non-REMIC Accounts) as a REMIC.

                  10. As a consequence of the qualification of each of the Upper-Tier REMIC and the Lower-Tier REMIC (other than the Non-REMIC Accounts) as a REMIC, the Offered Certificates will be treated as "regular. . . interest(s) in a REMIC" under
                  Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets in the Trust consist of qualifying assets under such Sections. In addition, as a consequence of the qualification of each of the Upper-Tier REMIC and the

                  Lower-Tier REMIC (other than the Non-REMIC Accounts) as a REMIC, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c) of the Code.

                  11. The Offered Certificates will, when issued, conform to the descriptions thereof contained in the Prospectus.

                  12. The Offered Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and delivered to the Underwriters and paid for in accordance with the Underwriting Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

         Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters to the effect that no facts have come to the attention of such counsel which lead them to believe that: (a) the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to financial or statistical data contained in the Registration Statement); (b) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Depositor prior to the Closing Date contained, as of the time it became effective or was filed with the Commission, as the case may be, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         E. The Underwriters shall have received the favorable opinion, dated the Closing Date, of Arter & Hadden LLP, special counsel to the Depositor, addressed to the Depositor and satisfactory to Moody's, Standard & Poor's and the Underwriters, with respect to certain matters relating to the transfer of the Initial Home Equity Loans to the Depositor and from the Depositor to the Trust, and such counsel shall have consented to the reliance on such opinion by Moody's, Standard & Poor's and the Underwriters as though such opinion had been addressed to each such party.

         F. Mitchell W. Legler, P.A., special counsel to IMC, in IMC's capacity as both Seller and Servicer under the Pooling and Servicing Agreement, and/or Arter & Hadden shall have furnished to the Underwriters their written opinion or opinions, addressed to the Underwriters and the Depositor and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                  1. IMC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida and has duly authorized all actions contemplated hereby.

                  2. IMC has full power and authority to serve in the capacity of seller and servicer of the Home Equity Loans as contemplated in the Pooling and Servicing Agreement and to transfer the Home Equity Loans to the Depositor as contemplated in the Pooling and Servicing Agreement.

                  3. This Agreement, the Insurance Agreement and the Pooling and Servicing Agreement have been duly authorized, executed and delivered by IMC and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, constitute the legal, valid and binding agreements of IMC, enforceable against IMC in accordance with their terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion, with respect to such remedies, of the court before which any proceedings with respect thereto may be brought.

                  4. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over IMC is required for the consummation by the Servicer of the transactions contemplated by the Pooling and Servicing Agreement, except such consents, approvals, authorizations, registrations and qualifications as have been obtained.

                  5. Neither the transfer of the Initial Home Equity Loans by IMC to the Depositor, nor the execution, delivery or performance by IMC of the Pooling and Servicing Agreement and the transactions contemplated thereby (A) conflict with or result in a breach of, or constitute a default under, (i) any term or provision of the formation documents of IMC, as applicable; (ii) any term or provision of any material agreement, deed of trust, mortgage loan agreement, contract, instrument or indenture, or other agreement to which IMC is a party or is bound or to which any of the property or assets of IMC or any of its subsidiaries is subject; (iii) to the best of such firm's knowledge without independent investigation any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over IMC; or (iv) any law, rule or regulations applicable to IMC; or (B) to the best of such firm's knowledge without independent investigation, results in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates.

                  6. The execution of the Pooling and Servicing Agreement is sufficient to convey all of IMC's right, title and interest in the Initial Home Equity Loans to the Depositor and following the consummation of the transaction contemplated by Section
                  3.05 of the Pooling and Servicing Agreement, the transfer of the Initial Home Equity Loans by IMC to the Depositor is a sale thereof.

                  7. Each Subsequent Transfer Agreement at the time of its execution and delivery will be sufficient to convey all of IMC's right, title and interest in the Subsequent Home Equity Loans to the Depositor and following the consummation of the transaction contemplated by each Subsequent Transfer Agreement, the transfer of the Subsequent Home Equity Loans by IMC to the Depositor will be a sale thereof.

                  8. There are, to the best of such counsel's knowledge without independent investigation, no actions, proceedings or investigations pending with respect to which IMC has received service of process or threatened against IMC before any court, administrative agency or other tribunal (a) asserting the validity of the Pooling and Servicing Agreement, the Underwriting Agreement or the Certificates, (b) seeking to prevent the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement or (c) which would materially and adversely affect the performance by IMC of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement or the Underwriting Agreement.

                           Such opinion may rely on the opinion of Florida
                  counsel as to matters governed by Florida law to the extent such Florida opinion is satisfactory, in form and substance, to the Underwriters.

         G. Arter & Hadden LLP, special counsel for the Depositor, shall have furnished to the Underwriters their written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                  1. The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business so requires. The Depositor has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Insurance Agreement and the Pooling and Servicing Agreement and to cause the Certificates to be issued.

                  2. The Depositor has the requisite power and authority and legal right to own the Class R Certificates.

                  3. The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor.

                  4. This Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Purchase Agreement relating to the purchase of the Class R Certificates (the "Purchase Agreement") have been duly authorized, and when duly executed and delivered by the Depositor and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute valid and binding obligations, enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement and the Insurance Agreement, limitations of public policy under applicable securities laws.

                  5. The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and each Subsequent Transfer Agreement by the Depositor, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor, nor will such actions result in a violation of the provisions of the certificate of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor.

                  6. The direction by the Depositor to the Trustee to execute, issue, authenticate and deliver the Certificates has been duly authorized by the Depositor and, assuming that the Trustee has been duly authorized to do so, when executed, authenticated and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

                  7. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates, and the sale of the Offered Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by this Agreement, the Insurance Agreement and the Pooling and Servicing Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required State securities or Blue Sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters or as have been previously obtained.

                  8. There are not, to the best of such counsel's knowledge, after reasonable independent investigation, any actions, proceedings or investigations pending with respect to which the Depositor has received service of process before or, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of the Pooling and Servicing Agreement, this Agreement, the Insurance Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by the Pooling and Servicing Agreement, the Insurance Agreement or this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, this Agreement, the Insurance Agreement or the Certificates.

         H. The Underwriters shall have received the favorable opinion of counsel to the Trustee, dated the Closing Date, addressed to the Underwriters and in form and scope satisfactory to counsel to the Underwriters, to the effect that:

                  1. The Trustee is a banking corporation duly incorporated and validly existing under the laws of the State of New York.

                  2. The Trustee has the full corporate trust power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement.

                  3. The execution and delivery by the Trustee of the Pooling and Servicing Agreement and the performance by the Trustee of its obligations under the Pooling and Servicing Agreement have been duly authorized by all necessary corporate action of the Trustee.

                  4. The Pooling and Servicing Agreement is a valid and legally binding obligation of the Trustee enforceable against the Trustee.

                  5. The execution and delivery by the Trustee of the Pooling and Servicing Agreement does not (a) violate the Organization Certificate of the Trustee or the Bylaws of the Trustee, (b) to such counsel's knowledge, violate any judgment, decree or order of any New York or United States federal court or other New York or United States federal governmental authority by which the Trustee is bound or (c) assuming the non-existence of any judgment, decree or order of any court or other governmental authority that would be violated by such execution and delivery, violate any New York or United States federal statute, rule or regulation or require any consent, approval or authorization of any New York or United States federal court or other New York or United States federal governmental authority.

                  6. The Certificates have been duly authenticated, executed and delivered by the Trustee.

                  7. If the Trustee were acting as Servicer under the Pooling and Servicing Agreement as of the date of such opinion, the Trustee would have the full corporate trust power to perform the obligations of the Servicer under the Pooling and Servicing Agreement; and

                  8. To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if decided adversely to the Trustee, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement.

         I. The Underwriters shall have received the favorable opinion or opinions, dated the date of the Closing Date, of counsel for the Underwriters, with respect to the issue and sale of the Offered Certificates, the Registration Statement, this Agreement, the Prospectus and such other related matters as the Underwriters may reasonably require.

         J. The Underwriters shall have received the favorable opinion dated the Closing Date, from special counsel to the Certificate Insurer, in form and scope satisfactory to counsel for the Underwriters, substantially to the effect that:

                  1. The Certificate Insurer is a monoline insurance company duly incorporated, validly existing, and in good standing under the laws of the State of New York. The Certificate Insurer is validly licensed and authorized to issue the Insurance Policy and perform its obligations under the Insurance Agreement and the Indemnification Agreement in accordance with the terms thereof, under the laws of the State of New York.

                  2. The Certificate Insurer has the corporate power to execute and deliver, and to take all action required of it under the Insurance Agreement, the Indemnification Agreement and the Insurance Policy.

                  3. The execution, delivery and performance by the Certificate Insurer of the Insurance Policy, the Indemnification Agreement and the Insurance Agreement does not require the consent or approval of, the giving of notice to, the prior registration with, or the taking of any other action in respect of any state or other governmental agency or authority which has not previously been obtained or effected.

                  4. The Insurance Policy, the Indemnification Agreement and the Insurance Agreement have been duly authorized, executed and delivered by the Certificate Insurer and constitute the legal, valid and binding agreement of the Certificate Insurer, enforceable against the Certificate Insurer in accordance with its terms subject, as to enforcement, to (x) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to the Certificate Insurer and (y) the qualification that the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought.

                  5. To the extent the Insurance Policy constitutes a security within the meaning of Section 2(1) of the Securities Act, it is a security that is exempt from the registration requirements of the Act.

                  6. The information set forth under the caption "Credit Enhancement--The Insurance Policy" in the Prospectus Supplement, insofar as such information constitutes a description of the Insurance Policy, accurately summarizes such Insurance Policy.

         K. The Underwriters shall have received a certificate from an officer of the Certificate Insurer in the form previously agreed upon by counsel to the Underwriters.

         L. The Depositor and IMC shall each have furnished to the Underwriters a certificate, dated the Closing Date and signed by the Chairman of the Board, the President or a Vice President of the Depositor and IMC, respectively, stating as it relates to each such entity:

                  1. The representations and warranties made by such entity in this Agreement and in the Pooling and Servicing Agreement are true and correct as of the Closing Date; and such entity has complied with all agreements contained herein which are to have been complied with on or prior to the Closing Date.

                  2. The information contained in the Prospectus relating to such entity and the Home Equity Loans is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration statement or the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

                  3. There has been no amendment or other document filed affecting the Certificate of Incorporation or bylaws of the Depositor since November 10, 1994 or the formation documents of IMC since June 19, 1990 and no such amendment has been authorized. No event has occurred since March 31, 1998 which has affected the good standing of the Depositor under the laws of the State of Delaware or since March 31, 1998 which has affected the good standing of IMC under the laws of the state of Florida.

                  4. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of such entity from March 31, 1998.

         In addition to the foregoing, the IMC certificate shall state that the representations and warranties set forth in Sections 1 D, E, F, G, H, L, M, P and Q of this

         Agreement are made by IMC instead of the Depositor and are true as to IMC as though such representations and warranties were fully set forth in such certificate.

         M. The Trustee shall have furnished to the Underwriters a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee and the acceptance by the Trustee of the trusts created thereby and the due execution, authentication and delivery of the Certificates by the Trustee thereunder and such other matters as the Representative shall reasonably request.

         N. The Insurance Policy and the Insurance Agreement shall have been issued by the Certificate Insurer and shall have been duly authenticated by an authorized agent of the Certificate Insurer, if so required under applicable state law or regulations.

         O. Each Class of the Offered Certificates shall have been rated in the respective rating categories and by the nationally recognized statistical rating organizations described in the Prospectus Supplement under "Ratings."

         P. The Depositor shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably have requested not less than three full business days prior to the Closing Date.

         Q. Prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Depositor in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         R. Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; (v) any of the ratings assigned to the claims paying ability of the Certificate Insurer shall have been placed on credit watch, withdrawn or downgraded; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it in each of the instances set forth in clauses (i), (ii), (iii), (iv) and (v) herein, in the reasonable judgment of the Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Certificates on the terms and in the manner contemplated in the Prospectus.

         S. The Underwriters shall have received from Coopers & Lybrand L.L.P., certified public accountants, a letter dated the date of the Prospectus Supplement and a letter dated the date hereof and satisfactory in form and substance to the Underwriters and their counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriters, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement on the cover page thereof and under the captions "Summary of Terms - The Home Equity Loans", "Risk Factors - Nature of the Collateral; Junior Liens", "Risk Factors - Risk of Higher Default Rates for Home Equity Loans with Balloon Payments", "The Seller and Servicer - General", "The Seller and Servicer - Delinquency, Loan Loss and Foreclosure Information" and "The Home Equity Loan Pool - General," agrees with the records of the Depositor excluding any questions of legal interpretation.

         If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters and their counsel.

         SECTION 7 Payment of Expenses. The Depositor agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Certificates and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the fees and expenses of qualifying the Certificates under the securities laws of the several jurisdictions designated by the Underwriters as provided in Section 5(H) hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Underwriters); (f) any fees charged by securities rating services for rating the Offered Certificates; (g) the costs of the accountant's letters referred to in Section 6(P) hereof; and (h) all other costs and expenses incident to the performance of the obligations of the Depositor (including costs and expenses of your counsel); provided that, except as provided in this Section 7, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered Certificates which they may sell and the expenses of advertising any offering of the Offered Certificates made by the Underwriters, and the Underwriters shall pay the cost of any accountant's letters relating to any Computational Materials and ABS Term Sheets.

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 11, the Depositor shall cause the Underwriters to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of Stroock & Stroock & Lavan LLP, counsel for the Underwriters.

         SECTION 8 Indemnification and Contribution. A. The Depositor agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Certificates), to which such Underwriter or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse such Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, or any amendment thereof or supplement thereto, or the Registration Statement, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of such Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Depositor may otherwise have to any Underwriter or any controlling person of any of such Underwriter. The only information furnished by the Underwriters or on behalf of the Underwriters for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(I) hereof.

B. Each Underwriter severally agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of such Underwriter specifically for inclusion therein, and shall reimburse the Depositor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Depositor or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Depositor or any such director, officer or controlling person. The only information furnished by the Underwriters or on behalf of the Underwriters for use in connection with the preparation of the Registration Statement or the Prospectus is described in
Section 8(I) hereof.

         C. Promptly after receipt by any indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such indemnified parties, which firm shall be designated in writing by the related Underwriter, if the indemnified parties under this Section 8 consist of one or more Underwriters or any of its or their controlling persons, or the Depositor, if the indemnified parties under this Section 8 consist of the Depositor or any of the Depositor's directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Section 8(A) and (B), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

         D.       [Reserved]

         E. Each Underwriter severally agrees, assuming all Seller-Provided Information is accurate and complete in all material respects, to indemnify and hold harmless the Depositor, each of the Depositor's officers and directors and each person who controls the Depositor within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials and ABS Term Sheets provided by such Underwriter and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of an Underwriter under this Section 8(E) shall be in addition to any liability which such Underwriter may otherwise have.

         The procedures set forth in Section 8(C) shall be equally applicable to this Section 8(E).

         F. If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(A), (B) or (E) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Depositor on the one hand and the related Underwriter on the other from the offering of the related Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(C), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the related Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

         The relative benefits of the Depositor and an Underwriter shall be deemed to be in such proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions as set forth on the cover page of the Prospectus Supplement received by such Underwriter.

         The relative fault of an Underwriter and the Depositor shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or by such Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

         The Depositor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(F) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(F) shall be deemed to include, for purposes of this Section 8(F), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         For purposes of this Section 8, in no case shall any Underwriter be responsible for any amount in excess of the amount of the underwriting discounts and commissions received by such Underwriter in connection with its purchase of the Offered Certificates. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         G. For purposes of this Section 8, as to each Underwriter the term "Computational Materials" and "ABS Term Sheets" means such portion, if any, of the information delivered to the Depositor by such Underwriter pursuant to
Section 4(B) for filing with the Commission on Form 8-K as:

         (i) is not contained in the Prospectus without taking into account information incorporated therein by reference through a Form 8-K; and

         (ii) does not constitute Seller-Provided Information.

"Seller-Provided Information" means any computer tape (or other information) furnished to any Underwriter by or on behalf of the Seller and Servicer concerning the assets comprising the Trust.

         H. The Seller and Servicer agrees to indemnify each indemnified party referred to in Section 8(A) hereof with respect to Seller-Provided Information to the same extent as the indemnity granted under such section. The procedures set forth in Section 8(C) shall be equally applicable to this Section 8(H).

         I. Each Underwriter confirms that the information regarding such Underwriter set forth in the last paragraph on the cover page of the Prospectus Supplement and the information regarding such Underwriter set forth under the caption "Underwriting" in the Prospectus Supplement is correct, and the parties hereto acknowledge that such information constitutes the only information furnished in writing by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus.

         SECTION 9 Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Depositor and shall survive delivery of any Offered Certificates to the Underwriters.

         SECTION 10 Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Offered Certificates shall fail at the Closing Date to purchase the Offered Certificates which it is (or they are) obligated to purchase hereunder (the "Defaulted Certificates"), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters have not completed such arrangements within such 24-hour period, then:

         (i) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

         (ii) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

         In the event of a default by any Underwriter as set forth in this
Section 10, each of the Underwriters and the Depositor shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

         SECTION 11 Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date if any of the events or conditions described in Section 6(P) of this Agreement shall occur and be continuing. In the event of any such termination, the provisions of Section 7, the indemnity agreement set forth in
Section 8, and the provisions of Sections 9 and 15 shall remain in effect.

         SECTION 12 Obligations of IMC. IMC agrees with the Underwriters, for the sole and exclusive benefit of each such Underwriter and each person controlling such

 Underwriter within the meaning of the Securities Act and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter, in consideration of and as an inducement to their agreement to purchase the Offered Certificates from the Depositor, to indemnify and hold harmless each Underwriter against any failure by the Depositor to perform its obligations to the Underwriters hereunder, including, without limitation, any failure by the Depositor to honor any obligation to any Underwriter pursuant to Section 8 hereof.

         SECTION 13 Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

         A. if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to PaineWebber Incorporated 1285 Avenue of the Americas, New York, New York 10019, Attention:
         Barbara Dawson (with a copy to John Feary) (Fax: 212-713-7999); and

         B. if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to care of IMC Securities, Inc., 5901 East Fowler Avenue, Tampa, Florida 33617-2362 Attention: Thomas Middleton (Fax: (813) 984-2593).

         SECTION 14 Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Depositor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 15 Survival. The respective indemnities, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to the shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 16 Definition of the Term "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         SECTION 17 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law rules thereof.

         The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the city and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

         SECTION 18 Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 19 Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

                                      Very truly yours,

                                      IMC SECURITIES, INC.


                                      By:      /s/ Laurie Williams
                                              ------------------------------
                                      Name:           Laurie Williams
                                      Title:          Vice President

                                      IMC MORTGAGE COMPANY


                                      By:     /s/ Laurie Williams
                                             -------------------------------
                                      Name:           Laurie Williams
                                      Title:          Vice President

CONFIRMED AND ACCEPTED, as
of the date first above written:

PAINEWEBBER INCORPORATED
Acting on its own behalf and as
Representative of the several Underwriters


By:    Chris Connelly
       ------------------
Name:  Chris Connelly
Title: First V.P.

                                   SCHEDULE A


                             Class A-1 Certificates

         Underwriters                                              Principal Amount
         ------------                                              ----------------
PaineWebber Incorporated.                                             $15,000,000
Bear, Stearns & Co. Inc.                                               15,000,000
Deutsche Morgan Grenfell Inc.                                          15,000,000
J. P. Morgan Securities Inc.                                           15,000,000
Morgan Stanley & Co. Incorporated                                      15,000,000

Total                                                                 $75,000,000


                             Class A-2 Certificates

         Underwriters                                              Principal Amount
         ------------                                              ----------------

PaineWebber Incorporated                                              $45,660,800
Bear, Stearns & Co. Inc.                                               45,660,800
Deutsche Morgan Grenfell Inc.                                          45,660,800
J. P. Morgan Securities Inc.                                           45,660,800
Morgan Stanley & Co. Incorporated                                      45,660,800

Total                                                                $228,304,000


                             Class A-3 Certificates

         Underwriters                                              Principal Amount
         ------------                                              ----------------

PaineWebber Incorporated.                                             $39,638,600
Bear, Stearns & Co. Inc.                                               39,638,600
Deutsche Morgan Grenfell Inc.                                          39,638,600
J. P. Morgan Securities Inc.                                           39,638,600
Morgan Stanley & Co. Incorporated                                      39,638,600

Total                                                                $198,193,000


                             Class A-4 Certificates


         Underwriters                                              Principal Amount
         ------------                                              ----------------
PaineWebber Incorporated                                              $23,716,400
Bear, Stearns & Co. Inc.                                               23,716,400
Deutsche Morgan Grenfell Inc.                                          23,716,400
J. P. Morgan Securities Inc.                                           23,716,400
Morgan Stanley & Co. Incorporated                                      23,716,400

Total                                                                $118,582,000


                             Class A-5 Certificates

         Underwriters                                              Principal Amount
         ------------                                              ----------------

PaineWebber Incorporated.                                             $19,014,600
Bear, Stearns & Co. Inc.                                               19,014,600
Deutsche Morgan Grenfell Inc.                                          19,014,600
J. P. Morgan Securities Inc.                                           19,014,600
Morgan Stanley & Co. Incorporated                                      19,014,600

Total                                                                 $95,073,000


                             Class A-6 Certificates

         Underwriters                                              Principal Amount
         ------------                                              ----------------

PaineWebber Incorporated                                              $20,173,400
Bear, Stearns & Co. Inc.                                               20,173,400
Deutsche Morgan Grenfell Inc.                                          20,173,400
J. P. Morgan Securities Inc.                                           20,173,400
Morgan Stanley & Co. Incorporated                                      20,173,400

Total                                                                $100,867,000

                             Class A-7 Certificates


         Underwriters                                              Principal Amount
         ------------                                              ----------------
PaineWebber Incorporated                                              $22,796,200
Bear, Stearns & Co. Inc.                                               22,796,200
Deutsche Morgan Grenfell Inc.                                          22,796,200
J. P. Morgan Securities Inc.                                           22,796,200
Morgan Stanley & Co. Incorporated                                      22,796.200

Total                                                                $113,981,000



                             Class A-8 Certificates

         Underwriters                                              Principal Amount
         ------------                                              ----------------

PaineWebber Incorporated                                              $14,000,000
Bear, Stearns & Co. Inc.                                               14,000,000
Deutsche Morgan Grenfell Inc.                                          14,000,000
J. P. Morgan Securities Inc.                                           14,000,000
Morgan Stanley & Co. Incorporated                                      14,000,000

Total                                                                 $70,000,000



                            Class A-9I0 Certificates

         Underwriter                                               Percentage Interest
         -----------                                               -------------------

PaineWebber Incorporated                                                    20.00%
Bear, Stearns & Co. Inc.                                                    20.00%
Deutsche Morgan Grenfell Inc.                                               20.00%
J.P. Morgan Securities Inc.                                                 20.00%
Morgan Stanley & Co. Incorporated                                           20.00%

Total                                                                      100.00%


                                Selling                         Reallowance
Class                          Concession                        Discount
-----                          ----------                        --------

A-1                              .060%                            .042%
A-2                              .075%                            .053%
A-3                              .105%                            .074%
A-4                              .135%                            .095%
A-5                              .150%                            .105%
A-6                              .210%                            .147%
A-7                              .285%                            .200%
A-8                              .240%                            .168%
A-9IO                            .098%                            .069%